Press Release

ROMA FINANCIAL CORPORATION COMPLETES STOCK REPURCHASE PROGRAM

Robbinsville, New Jersey, August 27, 2007 – Roma Financial Corporation (NASDAQ GS: ROMA) (the “Company”), the holding company of Roma Bank, announced today that it had completed the stock repurchase program implemented earlier this month. The Company repurchased 981,956 shares, representing approximately 10% of its outstanding shares (excluding shares held by Roma Financial Corp. MHC, the Company’s mutual holding company).

Shares of the Company began trading on July 12, 2006, on the NASDAQ Global Market under the symbol “ROMA.”

Roma Financial Corporation (NASDAQ:ROMA) is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey. Roma Bank has been serving families, businesses and the communities of Central New Jersey for over 86 years with a complete line of financial products and services, and today Roma Bank operates branch locations in Mercer, Burlington and Ocean counties in New Jersey. Visit Roma online at www.romabank.com.